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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70607 and 333-72519) and in the Registration Statements on Form S-8 (Nos. 333-33819, 333-76537 and 333-85691) of Developers Diversified Realty Corporation of our report dated February 21, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
March 11, 2003